As filed with the Securities and Exchange Commission on December 15, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 South Street

Morristown, New Jersey 07960

(862) 345-5000

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

Anthony J. Orlando

President and Chief Executive Officer

Covanta Holding Corporation

445 South Street

Morristown, New Jersey 07960

(862) 345-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Timothy J. Simpson, Esq.	David S. Stone, Esq.
Executive Vice President, General Counsel and	Neal, Gerber & Eisenberg LLP
Secretary	Two North LaSalle Street
Covanta Holding Corporation	Chicago, Illinois 60602
445 South Street
Morristown, New Jersey 07960

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

* Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Stock, $0.10 par value per share
Preferred Stock, $0.10 par value per share
Warrants
Debt Securities

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and such indeterminate principal amount of debt securities of the Registrant as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

COVANTA HOLDING CORPORATION

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

Covanta Holding Corporation may offer, from time to time, common stock, preferred stock, warrants or debt securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our common stock is traded on the New York Stock Exchange under the symbol “CVA.” Our principal executive offices are located at 445 South Street, Morristown, New Jersey 07960, and our telephone number is (862) 345-5000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2011.

- i -

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Covanta,” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants or debt securities as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Covanta and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s Public Reference Room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our corporate website, www.covantaholding.com. Our common stock is traded on the New York Stock Exchange. Material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 22, 2011;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed on April 20, 2011, July 26, 2011 and October 24, 2011, respectively;

3.	Our Current Report on Form 8-K filed on December 9, 2011; and

4.	The description of our common stock on Form 8-A/A filed on November 17, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) from the date of this prospectus until the sale of all securities registered hereunder shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our website, www.covantaholding.com, or by writing us at the following address or telephoning us at the number below:

Covanta Holding Corporation

Attn: Investor Relations

445 South Street

Morristown, New Jersey 07960

1-862-345-5000

You may also direct your requests via e-mail to investors@covantaenergy.com

Risk Factors

Please carefully consider the risk factors described in any prospectus supplements and in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Forward-Looking Statements

This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, referred to as the “PSLRA” in this prospectus, or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,”

“intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act of 1933, as amended, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010, any prospectus supplements and other securities filings by us with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus and registration statement are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Covanta Holding Corporation

We are one of the world’s largest owners and operators of infrastructure for the conversion of waste to energy (known as “energy-from-waste “ or “EfW”), as well as other waste disposal and renewal energy production businesses. We are organized as a holding company which was incorporated in Delaware on April 16, 1992. We conduct all of our operations through subsidiaries which are engaged predominantly in the businesses of waste and energy services.

Energy-from-waste serves two key markets as both a sustainable waste disposal solution that is environmentally superior to landfilling and as a source of clean energy that reduces overall greenhouse gas emissions and is considered renewable under the laws of many states and under federal law. Our facilities are critical infrastructure assets that allow our customers, which are principally municipal entities, to provide an essential public service.

We operate and/or have ownership positions in 44 energy-from-waste facilities, which are primarily located in North America, and 17 additional energy generation facilities, including other renewable energy production facilities in North America (wood biomass, landfill gas and hydroelectic) and an independent power production facility in Asia. We also operate waste management infrastructure that is complementary to our core EfW business.

We also hold equity interests in energy-from-waste facilities in China and Italy. We are pursuing additional growth opportunities in parts of Europe, where the market demand, regulatory environment or other factors encourage technologies such as energy-from-waste to reduced dependence on landfilling for waste disposal and fossil fuels for energy production in order to reduce greenhouse gas emissions. We are focusing primarily on the United Kingdom where we continue to pursue several billion dollars worth of energy-from-waste development opportunities.

Our principal executive offices are located at 445 South Street, Morristown, New Jersey 07960, and our telephone number is (862) 345-5000.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income tax expense and equity in net income (loss) from unconsolidated investments plus dividends from unconsolidated investments and fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and imputed interest for operating leases.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	1.57x	1.46x	1.85x	2.34x	1.68x	1.54x

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

Description of Securities

Our authorized capital stock is 250,000,000 shares of common stock, $0.10 par value, and 10,000,000 shares of preferred stock, $0.10 par value. As of December 9, 2011, 136,593,965 shares of our common stock were outstanding. We have no shares of preferred stock outstanding.

Common Stock

Our common stock is described in our registration statement on Form 8-A/A, which we filed with the SEC on November 17, 2006 and which is incorporated by reference into this prospectus. We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the terms, if any, on which the series may be redeemed;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series;

•	the right, if any, of the holders of the series to convert it into another class of our stock or securities; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States Federal or other income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We will issue debt securities under an indenture, dated as of January 18, 2007, between us and Wells Fargo Bank, National Association, as trustee, as amended or supplemented from time to time. Wells Fargo Bank, National Association is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture is governed by the Trust Indenture Act of 1939.

We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

Terms of the Debt Securities

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our unsecured and unsubordinated indebtedness. We may issue them in one or more series. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. A prospectus supplement, including any pricing supplement or term sheet, relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

if a series of debt securities may be converted or exchanged into or for securities of Covanta or other entities or property, the period or periods within which, the rate or rates at which and the terms and conditions upon which the debt securities in that series may be converted or exchanged, in whole or in part;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Covenants Contained in Indenture

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

•

we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture.

Events of Default and Remedies

An “event of default” with respect to any series of debt securities is defined in the indenture as being:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, within 30 days when and as due in respect of any series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of Covanta or certain of our subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and we have paid or deposited with the trustee a sum sufficient to pay, among other things, all overdue interest, if any, on that series of debt securities and all sums paid or advanced by the trustee pursuant to the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default or event of default in the payment of the principal or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund or analogous payments in respect of the debt securities of that series on the stated maturity of those payments.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund or analogous payments in respect of the debt securities of that series on the stated maturity of those payments; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Global Securities

We may issue the debt securities of any series in the form of one or more fully registered global debt securities, referred to in this prospectus as a “global security.” The global securities will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for debt securities in definitive registered form, the global securities may not be transferred except as a whole:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depository or nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Selling Stockholders

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule, included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP’s reports (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in accounting and auditing.

The consolidated financial statements of Quezon Power, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, appearing in Covanta Holding Corporation’s Annual Report 10-K for the year ended December 31, 2010 have been audited by Sycip Gorres Velayo & Co., a member firm of Ernst & Young Global Limited, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference in this prospectus and registration statement. Such consolidated financial statements of Quezon Power, Inc. are incorporated in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below are estimates.

SEC registration fee	$		*
Legal fees and expenses		$10,000	**
Accounting fees and expenses		$25,000	**
Miscellaneous		$5,000	**
Total		$40,000	**

We will bear all of the foregoing expenses.

*	We are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.
**	Estimate.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of Delaware General Corporation Law, referred to in this prospectus as the “DGCL,” a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

As permitted by Section 145 of DGCL, our restated certificate of incorporation and bylaws authorize us to indemnify any officer, director and employee of ours against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is threatened to be made a party as a result of such positions if the Board of Directors or stockholders or independent legal counsel to us, in a written opinion, determine that indemnification is proper.

We have entered into indemnification agreements with our directors and executive officers and certain other of our officers, including of our subsidiaries. Each indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions:

(1)	we will indemnify and hold harmless the indemnitee to the fullest extent permitted by the DGCL from expenses and liabilities incurred by the indemnitee in connection with third party and derivative legal actions brought against the indemnitee as a result of his or her service to us;

(2)	we are required to advance all covered expenses incurred by the indemnitee in a proceeding covered by the indemnification agreement; and

(3)	to the extent indemnification is not available in any proceeding in which the indemnitee is jointly liable with us, there is a right of contribution from us based on the relative benefits received by the indemnitee and us with respect to the transaction from which the proceeding arose.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1**	Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).

3.2**	Amended and Restated Bylaws of Covanta Holding Corporation as amended and effective December 8, 2011 (incorporated herein by reference to Exhibit 3.1(ii) of Covanta Holding Corporation’s Current Report on Form 8-K dated December 8, 2011 and filed with the SEC on December 9, 2011).

4.1**	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).

4.2**	First Supplemental Indenture dated as of January 31, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Global Debenture) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 31, 2007 and filed with the SEC on February 6, 2007).

4.3**	Second Supplemental Indenture dated as of December 1, 2010 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.3 of Covanta Holding Corporation’s Current Report on Form 8-K dated December 1, 2010 and filed with the SEC on December 1, 2010).

4.4**	Indenture dated May 22, 2009 by and among Covanta Holding Corporation and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated May 22, 2009 and filed with the SEC on May 22, 2009).

4.5**	First Supplemental Indenture dated as of June 10, 2009 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated June 15, 2009 and filed with the SEC on June 15, 2009).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated December 14, 2011, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated December 14, 2011, by Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
**	Not filed herewith but incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morristown, State of New Jersey, on December 15, 2011.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Anthony J. Orlando
Anthony J. Orlando
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, and each of them, with power to act without the other, such undersigned person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in his or her respective name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form S-3, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, or any other governmental or regulatory authority, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such undersigned person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on December 15, 2011 by the following persons in the capacities indicated:

Signature	Title

/s/ Samuel Zell
Samuel Zell	Chairman of the Board

/s/ Anthony J. Orlando
Anthony J. Orlando	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sanjiv Khattri
Sanjiv Khattri	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Thomas E. Bucks
Thomas E. Bucks	Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ David M. Barse
David M. Barse	Director

/s/ Ronald J. Broglio
Ronald J. Broglio	Director

/s/ Peter C.B. Bynoe
Peter C.B. Bynoe	Director

/s/ Linda J. Fisher
Linda J. Fisher	Director

/s/ Joseph M. Holsten
Joseph M. Holsten	Director

/s/ William C. Pate
William C. Pate	Director

/s/ Robert S. Silberman
Robert S. Silberman	Director

/s/ Jean Smith
Jean Smith	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).

3.2**	Amended and Restated Bylaws of Covanta Holding Corporation as amended and effective December 8, 2011 (incorporated herein by reference to Exhibit 3.1(ii) of Covanta Holding Corporation’s Current Report on Form 8-K dated December 8, 2011 and filed with the SEC on December 9, 2011).

4.1**	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).

4.2**	First Supplemental Indenture dated as of January 31, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Global Debenture) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 31, 2007 and filed with the SEC on February 6, 2007).

4.3**	Second Supplemental Indenture dated as of December 1, 2010 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.3 of Covanta Holding Corporation’s Current Report on Form 8-K dated December 1, 2010 and filed with the SEC on December 1, 2010).

4.4**	Indenture dated May 22, 2009 by and among Covanta Holding Corporation and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated May 22, 2009 and filed with the SEC on May 22, 2009).

4.5**	First Supplemental Indenture dated as of June 10, 2009 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated June 15, 2009 and filed with the SEC on June 15, 2009).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated December 14, 2011, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated December 14, 2011, by Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
**	Not filed herewith but incorporated herein by reference.